ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS
Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Year-End 2020 Results
-- Fourth-Quarter Earnings Per Share of $3.08; Non-GAAP Earnings Per Share of $3.17 --
-- Full-Year Cash Provided by Operating Activities of $1.36 Billion --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 4, 2021--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2020 sales of $8.45 billion, an increase of 15 percent from sales of $7.34 billion in the fourth quarter of 2019. Fourth-quarter 2020 non-GAAP1 sales increased 13 percent from 2019. Fourth-quarter 2020 net income was $236 million, or $3.08 per share on a diluted basis, compared with net income of $112 million, or $1.36 per share on a diluted basis, in the fourth quarter of 2019. Non-GAAP net income1 was $243 million, or $3.17 per share on a diluted basis, in the fourth quarter of 2020, compared with net income of $181 million, or $2.20 per share on a diluted basis, in the fourth quarter of 2019. In the fourth quarter of 2020, changes in foreign currencies had positive impacts on growth of approximately $161 million on sales and $.11 on earnings per share on a diluted basis compared to the fourth quarter of 2019.
“Arrow’s talented team works hard every day to help customers and suppliers overcome design, engineering, and supply chain challenges – and this commitment was more evident than ever in 2020. Despite the uncertain environment, Arrow drove exceptional financial performance and built on our reputation as a trusted partner for customers and suppliers, with innovative products and solutions,” said Michael J. Long, chairman, president, and chief executive officer. “It was a remarkable accomplishment to end the year with record fourth-quarter sales, net income, and earnings per share.”
Global components fourth-quarter sales of $5.92 billion increased 25 percent year over year. Non-GAAP sales increased 23 percent year over year. Asia-Pacific components sales increased 54 percent year over year. Non-GAAP sales in the region increased 53 percent year over year. Europe components sales increased 15 percent year over year. Non-GAAP sales in the region increased 7 percent year over year. Americas components sales decreased 1 percent year over year. Non-GAAP sales in the region remained flat year over year. Global components fourth-quarter operating income was $230 million. Fourth-quarter non-GAAP operating income was $236 million.
“We have long discussed the potential to pioneer value-added distribution in Asia, and our belief that Arrow is well-positioned to increase the scale of our Asia components business leading to higher profit levels. We also saw a compelling opportunity for global components to accelerate profit growth and expansion as soon as demand from end-customers stabilizes and improves,” continued Mr. Long. “Our focused execution delivered on both accounts, despite the ongoing COVID-19 pandemic.”
Global enterprise computing solutions fourth-quarter sales of $2.53 billion decreased 3 percent year over year. Non-GAAP sales decreased 5 percent year over year. Europe enterprise computing solutions sales increased 9 percent year over year. Non-GAAP sales in the region increased 2 percent year over year. Americas enterprise computing sales decreased 10 percent year over year. Global enterprise computing solutions fourth-quarter operating income was $156 million. Fourth-quarter non-GAAP operating income was $158 million.
“Global enterprise computing solutions is starting off 2021 on solid footing having returned to operating income growth in the fourth quarter on higher operating margins,” concluded Mr. Long.
FULL-YEAR RESULTS
Full-year 2020 sales of $28.67 billion decreased 1 percent from sales of $28.92 billion in 2019. Full-year 2020 non-GAAP sales remained flat year over year. Net income for 2020 was $584 million, or $7.43 per share on a diluted basis, compared with net loss of $204 million, or $(2.44) per share on a diluted basis, in 2019. Non-GAAP net income was $610 million, or $7.75 per share on a diluted basis, in 2020 compared with non-GAAP net income of $636 million, or $7.55 per share on a diluted basis, in 2019. In 2020, changes in foreign currencies had positive impacts on growth of approximately $119 million on sales, and $.12 on earnings per share on a diluted basis compared to 2019.
“We experienced substantial demand volatility throughout 2020, but our flexible business model allowed us to further improve our financial foundation over the course of the year,” said Chris Stansbury, senior vice president and chief financial officer. “Fourth-quarter and full-year 2020 cash flow provided by operating activities were $200 million and $1.36 billion, respectively, and return on invested capital increased year over year for the third consecutive quarter. We remain committed to returning excess cash to shareholders and returned approximately $100 million to shareholders through our stock repurchase program during the fourth quarter, and approximately $475 million in 2020, the most we have ever returned in a single year, all while reducing debt by $715 million.”

1 A reconciliation of non-GAAP financial measures, including sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

1

FIRST-QUARTER 2021 OUTLOOK
•Consolidated sales of $7.625 billion to $8.225 billion, with global components sales of $5.825 billion to $6.125 billion, and global enterprise computing solutions sales of $1.8 billion to $2.1 billion
•Net income per share on a diluted basis of $2.02 to $2.18, and non-GAAP net income per share on a diluted basis1 of $2.17 to $2.33
•Average tax rate of approximately 24.5% percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 76 million
•Interest expense of approximately $31 million
•Expecting average USD-to-Euro exchange rate of $1.23 to €1; changes in foreign currencies to increase sales by approximately $235 million, and earnings per share on a diluted basis by $.12 compared to the first quarter of 2020

First-Quarter 2021 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$2.02 to $2.18	$.09	$.06	$2.17 to $2.33

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 180,000 leading technology manufacturers and service providers. With 2020 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2021, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 coronavirus pandemic, including actions taken to contain or treat COVID-19, the speed and effectiveness of COVID-19 vaccine and treatment developments and deployment, potential mutations of COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, changes in legal, tax and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's Form 10-K and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides non-GAAP sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, and net income per share on a diluted basis which are GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior-period results at current-period foreign exchange rates, the impact of dispositions by adjusting the company’s operating results for businesses disposed, as if the dispositions had occurred at the beginning of the earliest period presented (referred to as "dispositions"), the impact of the company’s personal computer and mobility asset disposition business (referred to as "wind down"), the impact of inventory write-downs and recoveries related to the digital business (referred to as “digital inventory write-downs, net”), and the impact of notes receivable reserves and recoveries and inventory write-downs related to the AFS business (referred to as “AFS notes receivable reserves and recoveries” and “AFS inventory write-downs”, respectively). Non-GAAP operating income excludes identifiable intangible asset amortization, restructuring, integration, and other charges, loss on disposition of businesses, net, AFS notes receivable reserves and recoveries and inventory write-downs, digital inventory write-downs, net, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, and the impact of wind down. Net income attributable to shareholders, and net income per basic and diluted share as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, loss on disposition of businesses, net, AFS

2

notes receivable reserves and recoveries and inventory write-downs, digital inventory write-downs, net, gains and losses on investments, net, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, certain tax adjustments, pension settlement gain (loss) and the impact of wind down. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
Management believes that providing this additional information is useful to the reader, as a supplement to the GAAP measures, to better assess and understand the company's operating performance, especially when comparing results with previous periods. Management typically monitors these non-GAAP measures in addition to GAAP results to understand and compare operating results across accounting periods for forecasting purposes, operating plans, and evaluating our financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
Sales	$8,454,192	$7,338,190	$28,673,363	$28,916,847
Cost of sales	7,530,506	6,515,247	25,482,233	25,618,466
Gross profit	923,686	822,943	3,191,130	3,298,381
Operating expenses:
Selling, general, and administrative expenses	547,530	513,878	2,087,050	2,191,612
Depreciation and amortization	48,404	50,051	189,058	189,790
Loss on disposition of businesses, net	—	5,813	—	21,252
Impairments	—	—	7,223	698,246
Restructuring, integration, and other charges	6,340	15,093	13,288	89,785
	602,274	584,835	2,296,619	3,190,685
Operating income	321,412	238,108	894,511	107,696
Equity in losses of affiliated companies	(839)	(610)	(531)	(2,765)
Gain on investments, net	8,531	3,967	5,348	11,831
Employee benefit plan expense, net	(1,172)	(21,500)	(2,859)	(24,849)
Interest and other financing expense, net	(31,614)	(50,317)	(137,210)	(203,743)
Income (loss) before income taxes	296,318	169,648	759,259	(111,830)
Provision for income taxes	59,342	57,460	172,795	88,338
Consolidated net income (loss)	236,976	112,188	586,464	(200,168)
Noncontrolling interests	905	175	2,026	3,919
Net income (loss) attributable to shareholders	$236,071	$112,013	$584,438	$(204,087)

Net income (loss) per share:
Basic	$3.12	$1.37	$7.49	$(2.44)
Diluted	$3.08	$1.36	$7.43	$(2.44)

Weighted average shares outstanding:
Basic	75,701	81,613	77,992	83,568
Diluted	76,574	82,493	78,635	83,568

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$373,615	$300,103
Accounts receivable, net	9,205,343	8,482,687
Inventories	3,287,308	3,477,120
Other current assets	286,633	266,249
Total current assets	13,152,899	12,526,159
Property, plant, and equipment, at cost:
Land	7,940	7,793
Buildings and improvements	207,614	173,370
Machinery and equipment	1,553,371	1,481,525
	1,768,925	1,662,688
Less: Accumulated depreciation and amortization	(969,320)	(859,578)
Property, plant, and equipment, net	799,605	803,110
Investments in affiliated companies	76,358	86,942
Intangible assets, net	233,819	271,903
Goodwill	2,115,469	2,061,322
Other assets	675,761	651,360
Total assets	$17,053,911	$16,400,796
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,937,889	$7,046,221
Accrued expenses	1,034,361	880,507
Short-term borrowings, including current portion of long-term debt	158,633	331,431
Total current liabilities	9,130,883	8,258,159
Long-term debt	2,097,940	2,640,129
Other liabilities	676,136	636,115
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2020 and 2019
Issued – 125,424 shares in both 2020 and 2019	125,424	125,424
Capital in excess of par value	1,165,850	1,150,006
Treasury stock (50,581 and 44,804 shares in 2020 and 2019, respectively), at cost	(2,776,821)	(2,332,548)
Retained earnings	6,679,751	6,131,248
Accumulated other comprehensive loss	(104,885)	(262,211)
Total shareholders' equity	5,089,319	4,811,919
Noncontrolling interests	59,633	54,474
Total equity	5,148,952	4,866,393
Total liabilities and equity	$17,053,911	$16,400,796

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Consolidated net income	$236,976	$112,188
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	48,404	50,051
Amortization of stock-based compensation	6,686	6,321
Equity in losses of affiliated companies	839	610
Deferred income taxes	(9,263)	15,196
Gain on investments, net	(8,531)	(3,840)
Loss on disposition of businesses, net	—	5,813
Pension settlement loss	—	20,111
Other	1,016	(155)
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	(1,074,997)	(578,059)
Inventories	(16,248)	40,448
Accounts payable	988,883	827,614
Accrued expenses	57,330	43,649
Other assets and liabilities	(31,089)	(45,145)
Net cash provided by operating activities	200,006	494,802
Cash flows from investing activities:
Cash paid on disposition of businesses	—	(11,769)
Acquisition of property, plant, and equipment	(34,030)	(30,111)
Cash paid for customer relationship intangible asset	—	(7,616)
Other	(627)	(4,127)
Net cash used for investing activities	(34,657)	(53,623)
Cash flows from financing activities:
Change in short-term and other borrowings	(8,862)	(20,794)
Repayment of long-term bank borrowings, net	(135)	(308,047)
Proceeds from exercise of stock options	15,074	5,201
Repurchases of common stock	(98,985)	(100,009)
Net cash used for financing activities	(92,908)	(423,649)
Effect of exchange rate changes on cash	74,155	20,319
Net increase in cash and cash equivalents	146,596	37,849
Cash and cash equivalents at beginning of period	227,019	262,254
Cash and cash equivalents at end of period	$373,615	$300,103

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Consolidated net income (loss)	$586,464	$(200,168)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operations:
Depreciation and amortization	189,058	189,790
Amortization of stock-based compensation	35,288	41,070
Equity in losses of affiliated companies	531	2,765
Deferred income taxes	29,713	(50,288)
Impairments	7,223	698,246
Gain on investments, net	(5,333)	(11,462)
Loss on disposition of businesses, net	—	21,252
Pension settlement loss	—	20,111
Other	5,059	10,659
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	(541,427)	338,849
Inventories	244,325	383,058
Accounts payable	760,883	(521,575)
Accrued expenses	86,484	(27,475)
Other assets and liabilities	(38,425)	(36,837)
Net cash provided by operating activities	1,359,843	857,995
Cash flows from investing activities:
Cash paid on disposition of businesses	—	(13,094)
Acquisition of property, plant, and equipment	(123,585)	(143,191)
Cash paid for customer relationship intangible asset	(713)	(7,616)
Other	(14,496)	(9,682)
Net cash used for investing activities	(138,794)	(173,583)
Cash flows from financing activities:
Change in short-term and other borrowings	(95,017)	(113,923)
Repayments of long-term bank borrowings, net	(411,497)	(405,007)
Redemption of notes	(209,366)	—
Proceeds from exercise of stock options	21,037	16,911
Repurchases of common stock	(483,735)	(404,203)
Settlement of forward-starting interest rate swap	(48,378)	—
Other	(141)	(147)
Net cash used for financing activities	(1,227,097)	(906,369)
Effect of exchange rate changes on cash	79,560	12,733
Net increase (decrease) in cash and cash equivalents	73,512	(209,224)
Cash and cash equivalents at beginning of period	300,103	509,327
Cash and cash equivalents at end of period	$373,615	$300,103

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2020	December 31, 2019	% Change

Consolidated sales, as reported	$8,454,192	$7,338,190	15.2%
Impact of changes in foreign currencies	—	161,114
Impact of wind down	—	(19,375)
Non-GAAP consolidated sales	$8,454,192	$7,479,929	13.0%

Global components sales, as reported	$5,923,094	$4,738,993	25.0%
Impact of changes in foreign currencies	—	92,052
Impact of wind down	—	(19,375)
Non-GAAP global components sales	$5,923,094	$4,811,670	23.1%

Americas components sales, as reported	$1,625,458	$1,644,757	(1.2)%
Impact of changes in foreign currencies	—	(589)
Impact of wind down	—	(19,239)
Non-GAAP Americas components sales	$1,625,458	$1,624,929	—%

Europe components sales, as reported	$1,362,455	$1,189,016	14.6%
Impact of changes in foreign currencies	—	79,652
Impact of wind down	—	(136)
Non-GAAP Europe components sales	$1,362,455	$1,268,532	7.4%

Asia components sales, as reported	$2,935,181	$1,905,220	54.1%
Impact of changes in foreign currencies	—	12,989
Non-GAAP Asia components sales	$2,935,181	$1,918,209	53.0%

Global ECS sales, as reported	$2,531,098	$2,599,197	(2.6)%
Impact of changes in foreign currencies	—	69,062
Non-GAAP global ECS sales	$2,531,098	$2,668,259	(5.1)%

Europe ECS sales, as reported	$1,047,461	$959,449	9.2%
Impact of changes in foreign currencies	—	68,905
Non-GAAP Europe ECS sales	$1,047,461	$1,028,354	1.9%

Americas ECS sales, as reported	$1,483,637	$1,639,748	(9.5)%
Impact of changes in foreign currencies	—	157
Non-GAAP Americas ECS sales	$1,483,637	$1,639,905	(9.5)%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2020	December 31, 2019	% Change

Consolidated sales, as reported	$28,673,363	$28,916,847	(0.8)%
Impact of changes in foreign currencies	—	119,002
Impact of wind down and dispositions	—	(251,614)
Non-GAAP consolidated sales	$28,673,363	$28,784,235	(0.4)%

Global components sales, as reported	$20,502,687	$20,250,735	1.2%
Impact of changes in foreign currencies	—	70,485
Impact of wind down	—	(240,473)
Non-GAAP global components sales	$20,502,687	$20,080,747	2.1%

Americas components sales, as reported	$6,183,119	$7,167,295	(13.7)%
Impact of changes in foreign currencies	—	(4,758)
Impact of wind down	—	(189,963)
Non-GAAP Americas components sales	$6,183,119	$6,972,574	(11.3)%

Europe components sales, as reported	$4,987,534	$5,412,379	(7.8)%
Impact of changes in foreign currencies	—	74,491
Impact of wind down	—	(50,510)
Non-GAAP Europe components sales	$4,987,534	$5,436,360	(8.3)%

Asia components sales, as reported	$9,332,034	$7,671,061	21.7%
Impact of changes in foreign currencies	—	752
Non-GAAP Asia components sales	$9,332,034	$7,671,813	21.6%

Global ECS sales, as reported	$8,170,676	$8,666,112	(5.7)%
Impact of changes in foreign currencies	—	48,517
Impact of dispositions	—	(11,141)
Non-GAAP global ECS sales	$8,170,676	$8,703,488	(6.1)%

Europe ECS sales, as reported	$3,061,304	$3,034,087	0.9%
Impact of changes in foreign currencies	—	65,787
Impact of dispositions	—	(11,141)
Non-GAAP Europe ECS sales	$3,061,304	$3,088,733	(0.9)%

Americas ECS sales, as reported	$5,109,372	$5,632,025	(9.3)%
Impact of changes in foreign currencies	—	(17,270)
Non-GAAP Americas ECS sales	$5,109,372	$5,614,755	(9.0)%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impact of Wind Down	Non-recurring tax items	Other(1)	Non-GAAP measure
Sales	$8,454,192	$—	$—	$—	$—	$—	$—	$—	$8,454,192
Gross Profit	923,686	—	—	—	—	(33)	—	—	923,653
Operating income	321,412	9,376	6,340	(840)	—	(417)	—	—	335,871
Income before income taxes	296,318	9,376	6,340	(840)	—	(412)	—	(8,531)	302,251
Provision for income taxes	59,342	2,405	(918)	(201)	—	102	—	(2,053)	58,677
Consolidated net income	236,976	6,971	7,258	(639)	—	(514)	—	(6,478)	243,574
Noncontrolling interests	905	148	—	—	—	—	—	—	1,053
Net income attributable to shareholders	$236,071	$6,823	$7,258	$(639)	$—	$(514)	$—	$(6,478)	$242,521
Net income per diluted share(7)	$3.08	$0.09	$0.09	$(0.01)	$—	$(0.01)	$—	$(0.08)	$3.17
Effective tax rate	20.0%								19.4%

Three months ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense(2)	Restructuring & Integration charges(2)	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impact of Wind Down(2)	Non-recurring tax items(8)	Other(3)	Non-GAAP measure
Sales	$7,338,190	$—	$—	$—	$—	$(19,375)	$—	$—	$7,318,815
Gross Profit	822,943	—	—	—	1,117	5,388	—	—	829,448
Operating income	238,108	14,311	16,350	2,850	1,117	10,912	—	1,002	284,650
Income before income taxes	169,648	14,311	16,350	2,850	1,117	10,942	—	17,919	233,137
Provision for income taxes	57,460	4,050	3,042	607	156	(18,380)	1,806	2,700	51,441
Consolidated net income	112,188	10,261	13,308	2,243	961	29,322	(1,806)	15,219	181,696
Noncontrolling interests	175	138	—	—	—	—	—	—	313
Net income attributable to shareholders	$112,013	$10,123	$13,308	$2,243	$961	$29,322	$(1,806)	$15,219	$181,383
Net income per diluted share(7)	$1.36	$0.12	$0.16	$0.03	$0.01	$0.36	$(0.02)	$0.18	$2.20
Effective tax rate	33.9%								22.1%

10

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Year ended December 31, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments(4)	Impact of Wind Down	Non-recurring tax items(8)	Other(5)	Non-GAAP measure
Sales	$28,673,363	$—	$—	$—	$—	$—	$—	$—	$—	$28,673,363
Gross Profit	3,191,130	—	—	—	—	—	(11,204)	—	—	3,179,926
Operating income	894,511	38,417	13,288	(1,796)	—	7,223	(14,728)	—	—	936,915
Income before income taxes	759,259	38,417	13,288	(1,796)	—	7,223	(14,704)	—	(7,117)	794,570
Provision for income taxes	172,795	9,866	1,301	(432)	—	2,356	(3,143)	1,272	(1,717)	182,298
Consolidated net income	586,464	28,551	11,987	(1,364)	—	4,867	(11,561)	(1,272)	(5,400)	612,272
Noncontrolling interests	2,026	568	—	—	—	—	—	—	—	2,594
Net income attributable to shareholders	$584,438	$27,983	$11,987	$(1,364)	$—	$4,867	$(11,561)	$(1,272)	$(5,400)	$609,678
Net income per diluted share(7)	$7.43	$0.36	$0.15	$(0.02)	$—	$0.06	$(0.15)	$(0.02)	$(0.07)	$7.75
Effective tax rate	22.8%									22.9%

Year ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense(2)	Restructuring & Integration charges(2)	AFS Reserves & Recoveries	Digital Write Downs & Recoveries	Impairments(6)	Impact of Wind Down(2)	Non-recurring tax items(8)	Other(3)	Non-GAAP measure
Sales	$28,916,847	$—	$—	$—	$—	$—	$(240,473)	$—	$—	$28,676,374
Gross Profit	3,298,381	—	—	1,868	22,332	—	(1,975)	—	—	3,320,606
Operating income	107,696	42,383	78,429	18,037	22,332	623,796	162,244	—	1,868	1,056,785
Income (loss) before income taxes	(111,830)	42,383	78,429	18,037	22,332	623,796	162,356	—	10,921	846,424
Provision for income taxes	88,338	11,913	19,540	4,339	5,390	64,246	12,631	(1,696)	750	205,451
Consolidated net income (loss)	(200,168)	30,470	58,889	13,698	16,942	559,550	149,725	1,696	10,171	640,973
Noncontrolling interests	3,919	558	—	—	—	—	—	—	—	4,477
Net income (loss) attributable to shareholders	$(204,087)	$29,912	$58,889	$13,698	$16,942	$559,550	$149,725	$1,696	$10,171	636,496
Net income (loss) per diluted share(7)	$(2.44)	$0.36	$0.70	$0.16	$0.20	$6.70	$1.79	$0.02	$0.12	$7.55
Effective tax rate	(79.0)%									24.3%

(1) Other includes gain on investments, net.
(2) Amounts for restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, certain tax adjustments, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.
(3) Other includes loss on disposition of businesses, net, gain on investments, net, interest related to uncertain tax position related to legislation changes, and pension settlement loss.
(4) Impairments includes $7,223 in impairment charges related to various other long-lived assets unrelated to the personal computer and mobility asset disposition business.
(5) Other includes gain on investments, net and pension settlement gain.
(6) Impairments include goodwill impairments of $570,175, tradename impairments of $46,000, and $7,621 in impairment charges related to various other long-lived assets.
(7) For the year ended December 31, 2019, the non-GAAP net income per diluted share calculation includes 752 thousand shares that were excluded from the GAAP net income per diluted share calculation. Additionally, in all periods presented the sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.
(8) Includes income tax (expense) benefit related to legislation changes and other non-recurring tax adjustments.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Sales:
Global components	$5,923,094	$4,738,993	$20,502,687	$20,250,735
Global ECS	2,531,098	2,599,197	8,170,676	8,666,112
Consolidated	$8,454,192	$7,338,190	$28,673,363	$28,916,847
Operating income (loss):
Global components	$230,127	$149,794	$780,333	$(10,199)
Global ECS (a)	155,880	148,711	353,763	426,192
Corporate (b)	(64,595)	(60,397)	(239,585)	(308,297)
Consolidated	$321,412	$238,108	$894,511	$107,696

(a)Includes reserves and other adjustments of approximately $29.9 million primarily related to foreign tax and other loss contingencies for the year ended December 31, 2020. These reserves are principally associated with transactional taxes on activity from several prior years, not significant to any one year.
(b)Includes restructuring, integration, and other charges of $6.3 million and $13.3 million for the fourth quarter and year ended December 31, 2020 and $16.4 million and $79.0 million for the fourth quarter and year ended December 31, 2019, respectively. Also included are impairment charges of $2.3 million related to various long-lived assets for the year ended December 31, 2020 and a net loss on disposition of $1.0 million and $1.9 million for the fourth quarter and year ended December 31, 2019, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Global components operating income (loss), as reported	$230,127	$149,794	$780,333	$(10,199)
Intangible assets amortization expense (a)	7,011	7,135	28,664	26,594
Impairments (a)	—	—	—	623,796
Impact of wind-down (a)	(417)	10,912	(14,728)	161,664
AFS notes receivable reserve (recoveries) and inventory write-downs	(840)	2,850	(1,796)	18,037
Digital inventory write-downs, net	—	1,117	—	22,332
Global components non-GAAP operating income	$235,881	$171,808	$792,473	$842,224
Global ECS operating income, as reported	$155,880	$148,711	$353,763	$426,192
Intangible assets amortization expense	2,365	7,176	9,753	15,789
Impairments	—	—	4,918	—
Global ECS non-GAAP operating income	$158,245	$155,887	$368,434	$441,981
(a)For the fourth quarter and year ended December 31, 2019, impact of wind down includes restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and impairments related to the personal computer and mobility asset disposition business.

Contact:	Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:	John Hourigan,
Vice President, Global Communications
303-824-4586

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